Exhibit 99.1

                             [D. F. King letterhead]



press release

         CONTACTS:
         C. William Carey                 Jeffrey H. Cohen
         Little Switzerland, Inc.         Wasserstein Perella & Co., Inc.
         617/451-3312                    212/969-2715

         Mary Ellen Goodall
         James E. Long
         D.F. King & Co., Inc.
         212/269-5550


         FOR IMMEDIATE RELEASE
         ---------------------

                   LITTLE SWITZERLAND SCHEDULES ANNUAL MEETING
                   -------------------------------------------

         ST. THOMAS, U.S. VIRGIN ISLANDS, October 24, 1997 . . . Little Switzerland, Inc. (NASDAQ:LSVI), the Caribbean-based specialty retailer, announced today that it has scheduled the Company's annual meeting of shareholders for Friday, January 16, 1998, and has established December 10, 1997 as the record date for the meeting.

         Little Switzerland is a leading specialty retailer of brand name watches, jewelry, crystal, china, fragrances and accessories, operating 24 stores on ten Caribbean islands, and three stores in Alaska. The Company's primary market consists of vacationing tourists attracted by free-port pricing, duty-free allowances and a wide variety of high quality merchandise.


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